EXHIBIT A TO SCHEDULE 13G

JOINT FILING AGREEMENT

IN ACCORDANCE WITH Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A Common Stock, par value $0.01 per share, of Evolent Health, Inc. and that this Joint Filing Agreement be included as an exhibit to such joint filing, provided that, as contemplated by Section 13d-1(k)(2), no person shall be responsible for the completeness and accuracy of the information concerning the other persons making the filing unless such person knows or has reason to know such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of this 14th day of November, 2025.

Rubicon FUND II LP

By: /s/ Cory Reno
Name: Cory Reno Title: General Counsel

Rubicon Fund II PF LP

By: /s/ Cory Reno
Name: Cory Reno Title: General Counsel

Rubicon OP GP II LP

By: /s/ Cory Reno
Name: Cory Reno Title: General Counsel

Rubicon OP GP II LLC

By: /s/ Cory Reno
Name: Cory Reno Title: General Counsel

Rubicon Founders LLC

By: /s/ Cory Reno
Name: Cory Reno Title: General Counsel

ADAM BOEHLER

By: /s/ Adam Boehler